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                         MANUFACTURERS INVESTMENT TRUST
                                73 TREMONT STREET
                           BOSTON, MASSACHUSETTS 02108

November 4, 2004

To Whom it may concern:

This opinion is written in reference to the shares of beneficial interest, $.01 par value (the "Shares") of the following series of Manufacturers Investment Trust, a Massachusetts business trust (the "Trust"), to be offered and sold pursuant to a Registration Statement on Form N-1A (registration no. 2-94157) (the "Registration Statement") filed by the Trust pursuant to the Securities Act of 1933:

      1. Money Market Trust B

      2. 500 Index Trust B

      3. International Index Trust A

      4. International Index Trust B

      5. Bond Index Trust A

      6. Bond Index Trust B

      7. Growth & Income Trust II

      8. Mid Value Trust

      9. Small Cap Value Trust

      10. Small Cap Emerging Growth Trust

      11. Overseas Equity Trust

      12. Active Bond Trust

      13. Short-Term Bond Trust

      14. Managed Trust

I have examined such records and documents and reviewed such questions of law as I deemed necessary for purposes of this opinion.

            1. The Trust has been duly recorded under the laws of the Commonwealth of Massachusetts and is a validly existing Massachusetts business trust.

            2. The Shares when authorized, sold, issued and paid for in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

I consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/Betsy Anne Seel

Betsy Anne Seel, Esq.

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                         MANUFACTURERS INVESTMENT TRUST
                                73 TREMONT STREET
                           BOSTON, MASSACHUSETTS 02108

November 4, 2004

To Whom it may concern:

This opinion is written in reference to the shares of beneficial interest, $.01 par value (the "Shares") of the following new classes of shares of Manufacturers Investment Trust, a Massachusetts business trust (the "Trust"), to be offered and sold pursuant to a Registration Statement on Form N-1A (registration no. 2-94157) (the "Registration Statement") filed by the Trust pursuant to the Securities Act of 1933:

                                   NAV Shares
                               Series IIIA Shares

I have examined such records and documents and reviewed such questions of law as I deemed necessary for purposes of this opinion.

            1. The Trust has been duly recorded under the laws of the Commonwealth of Massachusetts and is a validly existing Massachusetts business trust.

            2. The Shares when authorized, sold, issued and paid for in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

I consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/Betsy Anne Seel

Betsy Anne Seel, Esq.